Exhibit (h)(36)

May 22, 2018

DST Asset Manager Solutions, Inc.

30 Dan Road

Quincy, MA 02021

Ladies and Gentlemen:

This is to advise you that Artisan Partners Funds, Inc. (“Artisan Partners Funds”) has established two new classes of shares for Artisan Thematic Fund to be known as Advisor Shares and Institutional Shares. The Fund also has an Investor Shares class. In accordance with the Additional Funds provision in Article 16 of the Transfer Agency and Service Agreement dated May 1, 2001, as amended from time to time, between Artisan Partners Funds and DST Asset Manager Solutions, Inc., Artisan Partners Funds hereby requests that you act as Transfer Agent for the new classes under the terms of the Transfer Agency and Service Agreement. Attached hereto is a revised Schedule A listing each of the series and classes of Artisan Partners Funds for which DST Asset Manager Solutions, Inc. will act as Transfer Agent pursuant to the Agreement.

Please indicate your acceptance of this appointment as Transfer Agent by executing this Letter Agreement, returning a copy to us and retaining a copy for your records.

ARTISAN PARTNERS FUNDS, INC.

By:	/s/ Gregory K. Ramirez
Gregory K. Ramirez
Chief Financial Officer

Agreed to this 31st day of May, 2018

DST ASSET MANAGER SOLUTIONS, INC.

By:	/s/ Richard J. Johnson
Name: Richard J. Johnson

875 EAST WISCONSIN AVENUE SUITE 800 | MILWAUKEE WI 53202-5402 | TELEPHONE 414 390 6100 | WWW.ARTISANPARTNERS.COM

Securities offered through Artisan Partners Distributors LLC, member FINRA

Exhibit (h)(36)

SCHEDULE A

Dated: May 22, 2018

Artisan Developing World Fund – Investor Shares

Artisan Developing World Fund – Institutional Shares

Artisan Developing World Fund – Advisor Shares

Artisan Emerging Markets Fund – Investor Shares

Artisan Emerging Markets Fund – Institutional Shares

Artisan Global Discovery Fund – Investor Shares

Artisan Global Discovery Fund – Institutional Shares

Artisan Global Equity Fund – Investor Shares

Artisan Global Equity Fund – Institutional Shares

Artisan Global Opportunities Fund – Investor Shares

Artisan Global Opportunities Fund – Institutional Shares

Artisan Global Opportunities Fund – Advisor Shares

Artisan Global Value Fund – Investor Shares

Artisan Global Value Fund – Institutional Shares

Artisan Global Value Fund – Advisor Shares

Artisan High Income Fund – Investor Shares

Artisan High Income Fund – Institutional Shares

Artisan High Income Fund – Advisor Shares

Artisan International Fund – Investor Shares

Artisan International Fund – Institutional Shares

Artisan International Fund – Advisor Shares

Artisan International Small Cap Fund – Investor Shares

Artisan International Small Cap Fund – Institutional Shares

Artisan International Value Fund – Investor Shares

Artisan International Value Fund – Institutional Shares

Artisan International Value Fund – Advisor Shares

Artisan Mid Cap Fund – Investor Shares

Artisan Mid Cap Fund – Institutional Shares

Artisan Mid Cap Fund – Advisor Shares

Artisan Mid Cap Value Fund – Investor Shares

Artisan Mid Cap Value Fund – Institutional Shares

Artisan Mid Cap Value Fund – Advisor Shares

Artisan Small Cap Fund – Investor Shares

Artisan Small Cap Fund – Institutional Shares

Artisan Small Cap Fund – Advisor Shares

Artisan Thematic Fund – Investor Shares

Artisan Thematic Fund – Advisor Shares

Artisan Thematic Fund – Institutional Shares

Artisan Value Fund – Investor Shares

Artisan Value Fund – Institutional Shares

Artisan Value Fund – Advisor Shares